Solo Brands Exceeds Fourth Quarter and Fiscal Year 2022 Expectations
Provides Full Year 2023 Guidance

Grapevine, Texas, March 9, 2023: Solo Brands, Inc. (NYSE: DTC) (“Solo Brands” or “the Company”) today announced its financial results for the three and twelve month periods ended December 31, 2022.

Fourth Quarter 2022 Highlights Compared to Fourth Quarter 2021
•Net sales of $197.2 million, up $20.8 million or 11.8%
•Net income of $19.5 million, up $7.1 million or 57.2%
•Income (loss) per Class A common stock - basic and diluted of $0.18 for the fourth quarter of 2022
•Adjusted net income(2) of $29.0 million, down $6.3 million or 17.7%
•Adjusted EBITDA(2) of $38.7 million, down $4.4 million or 10.1%
•Adjusted EPS(2) of $0.33 per diluted share for the fourth quarter of 2022

Full Year 2022 Highlights Compared to Full Year 2021(1)
•Net sales of $517.6 million, up $113.9 million or 28.2%
•Net loss of $7.6 million, down $64.1 million or 113.5%
•Loss per Class A common stock - basic and diluted of $0.08 for 2022
•Adjusted net income(2) of $65.0 million, down $40.3 million or 38.3%
•Net cash provided by operating activities of $32.4 million, up $42.6 million or 416.2%
•Free cash flow(2) of $23.2 million, up $44.0 million or 210.8%
•Adjusted EBITDA(2) of $87.6 million, down $33.3 million or 27.5%
•Adjusted EPS(2) of $1.07 for 2022

“Our fourth quarter and full year 2022 results surpassed our expectations and showcased our differentiated model that delivers top-line growth with solid adjusted EBITDA and positive free cash flow. Throughout 2022 our team executed our playbook, and as a result, our direct-to-consumer, wholesale and international businesses all grew,” said John Merris, CEO of Solo Brands. “In 2023, while the macro conditions create ongoing uncertainty, we remain confident in our brands and our game plan and look forward to executing our near and long-term strategies.”

Operating Results for the Three Months Ended December 31, 2022

Net sales increased 11.8% to $197.2 million compared to $176.5 million in the fourth quarter of 2021. The increase was primarily driven by improved demand in the wholesale sales channel as a result of continued market penetration.
•Direct-to-consumer revenues decreased 2.1% to $160.8 million compared to $164.2 million in the fourth quarter of 2021.
•Wholesale revenues increased 196.4% to $36.5 million compared to $12.3 million in the fourth quarter of 2021.

Gross profit increased 5.6% to $118.0 million compared to $111.7 million in the fourth quarter of 2021. Adjusted gross profit(2) increased 0.7% to $118.0 million compared to $117.2 million in the same period of the prior year, reflecting the impact of purchase accounting adjustments related to acquired businesses. Gross margin decreased 3.5% to 59.8% due to the gross margin profile of the businesses acquired in 2021 and the shift in sales channel mix with greater growth in wholesale sales, which typically have lower gross margins than DTC sale~~s~~, and higher inbound freight costs.

Selling, general and administrative (SG&A) expenses increased to $84.7 million compared to $82.5 million in the fourth quarter of 2021. The increase was driven by $7.4 million of higher fixed costs, partially offset by a $5.2 million decrease in variable costs. The fixed cost increase was primarily due to increased employee-related costs as a result of increased headcount and costs associated with becoming a public company. The variable cost decrease was primarily due to lower marketing expenses, partially offset by an increase in bad debt expense.

Depreciation and amortization expenses increased to $6.4 million compared to $5.3 million in the fourth quarter of 2021. The increase in depreciation and amortization expenses was driven by a $0.5 million increase in amortization primarily related to increases in definite-lived intangible assets as a result of 2021 acquisition activity and a $0.7 million increase in depreciation primarily related to a new global headquarters facility completed in the fourth quarter of 2021.

Other operating expenses fully decreased from $6.6 million in the fourth quarter of 2021, which were primarily driven by employee costs related to acquisitions, international expansion costs and costs to transition to a new global headquarters, all of which did not recur in the fourth quarter of 2022.

Income (loss) per Class A common stock(3) basic and diluted per share was $0.18 for the fourth quarter of 2022.

Adjusted EPS(2)(3) was $0.33 per diluted share for the fourth quarter of 2022.

Operating Results for the Twelve Months Ended December 31, 2022(1)

Net sales increased 28.2% to $517.6 million compared to $403.7 million in the prior year driven by increases in total orders both from businesses acquired in 2021 as well as organic increases in total orders. The increases in total orders were partially offset by a decrease in average order value primarily due to the product offerings of the Chubbies acquisition, which occurred in the third quarter of 2021. Demand improved in both the DTC and wholesale sales channels as a result of continued market penetration.
•Direct-to-consumer revenues increased 19.1% to $423.4 million compared to $355.7 million in the prior year.
•Wholesale revenues increased 96.0% to $94.2 million compared to $48.1 million in the prior year.

Gross profit increased 22.9% to $318.2 million compared to $258.9 million in the prior year. Adjusted gross profit(2) increased 20.2% to $326.0 million compared to $271.3 million in the prior year, reflecting the impact of purchase accounting adjustments related to acquired businesses. Gross margin decreased 2.7% to 61.5% due to the gross margin profile of the businesses acquired in 2021 and the shift in sales channel mix with greater growth in wholesale sales, which typically have lower gross margins than DTC sales.

Selling, general and administrative (SG&A) expenses increased 62.4% to $259.0 million compared to $159.5 million in the prior year period. The increase included $43.7 million of activity related to the businesses acquired in 2021 that did not have activity for the full comparative period. The remaining increase was driven by $39.8 million of higher fixed costs and $15.9 million of incremental variable costs. The fixed cost increases were primarily due to employee costs as a result of equity-based compensation, increased headcount and severance, costs associated with becoming a public company, and investments in long-term strategic initiatives. The variable cost increases were primarily due to marketing and distribution expenses.

Depreciation and amortization expenses increased to $24.6 million compared to $18.2 million in the prior year. The increase in depreciation and amortization expenses was driven by a $3.6 million increase in amortization primarily related to increases in definite-lived intangible assets as a result of acquisition activity in 2021 and a $2.8 million increase in depreciation primarily related to a new global headquarters facility completed in the fourth quarter of 2021.

Impairment charges of $30.6 million were recorded in 2022, of which $27.9 million related to goodwill for the Company’s ISLE reporting unit and $2.7 million related to the ISLE trademark intangible. No impairment charges were recorded during the prior year.

Other operating expenses decreased 70.9% to $3.6 million from $12.3 million in the prior year primarily due to a $7.9 million decrease in acquisition-related expenses as a result of lower acquisition activity during 2022 and a $1.8 million decrease in business optimization expenses as a result of non-recurring warehouse and headquarters transition costs primarily incurred in the fourth quarter of 2021, partially offset by $0.7 million of management transition costs incurred during 2022.

Loss per Class A common stock(3) basic and diluted per share was $0.08.

Adjusted EPS(2)(3) was $1.07 per diluted share.

Balance Sheet

Cash and cash equivalents were $23.3 million at December 31, 2022 compared to $25.1 million at December 31, 2021.

Outstanding borrowings were $20.0 million under the Revolving Credit Facility, and $96.3 million under the Term Loan Agreement as of December 31, 2022. The borrowing capacity on the Revolving Credit Facility was $350.0 million as of December 31, 2022, leaving $330.0 million of availability.

Inventory was $133.0 million at December 31, 2022 compared to $102.3 million at December 31, 2021. Increases in inventory were primarily driven by international and new product expansion.

Full Year 2023 Guidance

We continue to be incredibly excited about our long-term growth strategy and see tremendous opportunity for both channel and category expansion in our business; however, we are mindful of the current uncertain environment and not immune to the pressures on consumer’s discretionary spending. Given this backdrop, we are putting forth the following guidance for 2023:

Total revenue is expected to be between $520 million to $540 million for 2023.

Adjusted EBITDA margin* is expected to be between 16.5% to 17.5% for 2023.

The Company’s full year 2023 guidance is based on a number of assumptions that are subject to change, many of which are outside the Company’s control. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

* The Company has not provided a quantitative reconciliation of forecasted adjusted EBITDA margin to forecasted GAAP net income (loss) margin as a percent of net sales, respectively, within this press release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. With respect to GAAP net income (loss) margin, these items include, but are not limited to, equity-based compensation with respect to future grants and forfeitures, which could materially affect the computation of forward-looking GAAP net income, and are inherently uncertain and depend on various factors, some of which are outside of the Company’s control.

(1) The operating results in the twelve month period ended December 31, 2021 includes the activity of Oru, ISLE, and Chubbies post-acquisition.

(2) This release includes references to non-GAAP financial measures. Refer to “Non-GAAP Financial Measures” later in this release for the definitions of the non-GAAP financial measures presented and a reconciliation of these measures to their closest comparable GAAP measures.

(3) Income (loss) per Class A common stock and adjusted EPS for the three and twelve months ended December 31, 2021 were calculated after the 2021 Reorganization Transactions. As such, a comparison to these periods is not meaningful or comparable.

Conference Call Details

A conference call to discuss the Company's fourth quarter and fiscal 2022 results is scheduled for March 9, 2023, at 8:30 a.m. ET. To participate, please dial 844-200-6205 or +1 929-526-1599 for international callers, conference ID 483579. The conference call will also be webcast live at https://investors.solobrands.com. A recording will be available shortly after the conclusion of the call. To access the replay, please dial 866-813-9403 or +44 204-525-0658 for international callers, conference ID 804867. A replay of the webcast will also be available approximately two hours after the conclusion of the call on the Company's website at https://investors.solobrands.com where it will remain available for one year.

About Solo Brands, Inc.

Solo Brands, headquartered in Grapevine, TX, develops and produces ingenious lifestyle products that help customers create lasting memories. Through a disruptive and scaled direct-to-consumer platform, Solo Brands offers innovative products directly to consumers primarily online through four lifestyle brands – Solo Stove firepits, stoves, and accessories, Chubbies premium casual apparel and activewear, Oru Kayak, origami folding kayaks that can be assembled in minutes, and ISLE paddleboards, maker of inflatable paddle boards. Solo Brands is a direct-to-consumer platform that offers innovative products directly to consumers primarily through its owned websites.

Contact

Bruce Williams
Investors@solobrands.com
332-242-4303

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding expectations of achieving long-term profitability and our anticipated GAAP and non-GAAP guidance for the fiscal year ending December 31, 2023. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “guidance,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These statements are neither promises nor guarantees, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our ability to manage our future growth effectively; our ability to expand into additional markets; our ability to maintain and strengthen our brand to generate and maintain ongoing demand for our products; our ability to cost-effectively attract new customers and retain our existing customers; our failure to maintain product quality and product performance at an acceptable cost; the impact of product liability and warranty claims and product recalls; the highly competitive market in which we operate; business interruptions resulting from geopolitical actions, natural disasters, or impacts of the COVID-19 pandemic; risks associated with our international operations; and problems with, or loss of, our suppliers or an inability to obtain raw materials; and the ability of our stockholders to influence corporate matters. These and other important factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2022, and any subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, or other filings we make with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Forward-looking statements speak only as of the date the statements are made and are based on information available to Solo Brands at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Availability of Information on Solo Brands’ Website and Social Media Profiles

Investors and others should note that Solo Brands routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Solo Brands investors website at https://investors.solobrands.com. We also intend to use the social media profiles listed below as a means of disclosing information about us to our customers, investors and the public. While not all of the information that the Company posts to the Solo Brands investors website or to social media profiles is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Solo Brands to review the information that it shares at the “Investors” link located at the top of the page on https://solobrands.com and to regularly follow our social media profiles. Users may automatically receive email alerts and other information about Solo Brands when enrolling an email address by visiting "Investor Email Alerts" in the "Resources" section of Solo Brands investor website at https://investors.solobrands.com.

Social Media Profiles:
https://linkedin.com/company/solo-brands/
https://instagram.com/solobrands/
https://www.facebook.com/groups/368095467245044/

SOLO BRANDS, INC.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

	Three Months Ended		Twelve Months Ended
(In thousands, except per unit data)	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net sales	$197,243	$176,468	$517,627	$403,717
Cost of goods sold	79,277	64,745	199,452	144,809
Gross profit	117,966	111,723	318,175	258,908
Operating expenses
Selling, general & administrative expenses	84,749	82,544	259,048	159,524
Depreciation and amortization expenses	6,398	5,260	24,592	18,228
Impairment charges	—	—	30,589	—
Other operating expenses	2	6,620	3,582	12,293
Total operating expenses	91,149	94,424	317,811	190,045
Income (loss) from operations	26,817	17,299	364	68,863
Non-operating expenses
Interest expense, net	2,433	2,785	6,271	10,135
Other non-operating, net	198	199	712	208
Total non-operating, net	2,631	2,984	6,983	10,343
Income (loss) before income taxes	24,186	14,315	(6,619)	58,520
Income tax expense (benefit)	4,678	1,902	1,001	2,025
Net income (loss)	19,508	12,413	(7,620)	56,495
Less: net income earned by controlling members prior to the Reorganization Transactions	—	(4,953)	—	37,963
Less: net income (loss) attributable to non-controlling interests	8,175	6,675	(2,675)	7,841
Net income (loss) attributable to Solo Brands, Inc.	$11,333	$10,691	$(4,945)	$10,691

Other comprehensive income (loss)
Foreign currency translation, net of tax	$(876)	$5	$(827)	$5
Comprehensive income (loss)	18,632	12,418	(8,447)	56,500
Less: other comprehensive income (loss) attributable to non-controlling interests	(338)	—	(322)	—
Less: net income earned prior to the Reorganization Transactions	—	(4,953)	—	37,963
Less: net income (loss) attributable to non-controlling interests	8,175	6,675	(2,675)	7,841
Comprehensive income (loss) attributable to Solo Brands, Inc.	$10,795	$10,696	$(5,450)	$10,696

Income (loss) per Class A common stock
Basic	$0.18	$0.17	$(0.08)	$0.17
Diluted	$0.18	$0.17	$(0.08)	$0.17

Weighted-average Class A common stock outstanding
Basic	63,559	$63,011	63,462	$63,011
Diluted	63,712	$63,011	63,462	$63,011

SOLO BRANDS, INC.
Consolidated Balance Sheets
(Unaudited)

(In thousands)	December 31, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$23,293	$25,101
Accounts receivable, net of allowance for doubtful accounts of $1.5 million and $0.3 million	26,176	21,513
Inventory	132,990	102,335
Prepaid expenses and other current assets	12,639	9,889
Total current assets	195,098	158,838
Non-current assets
Property and equipment, net	15,166	10,603
Intangible assets, net	234,632	257,234
Goodwill	382,658	410,559
Other non-current assets	34,793	506
Total non-current assets	667,249	678,902
Total assets	$862,347	$837,740

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$11,783	$9,660
Accrued expenses and other current liabilities	43,377	30,264
Deferred revenue	6,848	3,524
Current portion of long-term debt	5,000	3,125
Total current liabilities	67,008	46,573
Non-current liabilities
Long-term debt, net	108,383	125,023
Deferred tax liability	82,621	91,244
Other non-current liabilities	29,338	729
Total non-current liabilities	220,342	216,996

Commitments and Contingencies (Note 14)

Equity
Class A common stock, par value $0.001 per share; 475,000,000 shares authorized, 63,651,051 shares issued and outstanding; 475,000,000 authorized, 63,397,635 issued and outstanding	64	63
Class B common stock, par value $0.001 per share; 50,000,000 shares authorized, 32,157,983 shares issued and outstanding; 50,000,000 shares authorized, 31,178,815 issued and outstanding	32	31
Additional paid-in capital	358,118	350,088
Retained earnings (accumulated deficit)	5,746	10,691
Accumulated other comprehensive income (loss)	(499)	6
Treasury stock	(35)	—
Equity attributable to the controlling interest	363,426	360,879
Equity attributable to non-controlling interests	211,571	213,292
Total equity	574,997	574,171
Total liabilities and equity	$862,347	$837,740

SOLO BRANDS, INC.
Consolidated Statements of Cash Flows
(Unaudited)

	Twelve Months Ended
(In thousands)	December 31, 2022	December 31, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(7,620)	$56,495
Adjustments to reconcile net income (loss) to net cash and cash equivalents provided by (used in) operating activities
Impairment charges	30,589	—
Amortization of intangible assets	21,019	17,453
Equity-based compensation	18,598	7,329
Deferred income taxes	(10,501)	(3,139)
Operating lease right-of-use assets expense	6,889	—
Depreciation	3,573	775
Changes in accounts receivable reserves	1,293	77
Amortization of debt issuance costs	860	507
Loss on disposal of property and equipment	66	187
Non-cash interest expense	—	1,652
Changes in assets and liabilities
Inventory	(30,884)	(49,413)
Accrued expenses and other current liabilities	7,587	(8,835)
Accounts receivable	(5,923)	(15,040)
Other non-current assets and liabilities	(6,359)	653
Deferred revenue	3,334	(17,936)
Prepaid expenses and other current assets	(2,802)	(8,134)
Accounts payable	2,676	7,123
Net cash provided by (used in) operating activities	32,395	(10,246)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(9,241)	(10,645)
Acquisitions, net of cash acquired	(774)	(133,308)
Proceeds from the sale of property and equipment	—	64

Net cash provided by (used in) investing activities	(10,015)	(143,889)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	45,000	363,600
Repayments of long-term debt	(60,625)	(306,725)
Debt issuance costs paid	—	(4,234)
Payment of contingent consideration	—	(100,000)
Distributions to members before Reorganization Transactions	—	(33,163)
Contributions from members before Reorganization Transactions	—	250
Proceeds from issuance of Class A common stock, net of underwriters' discounts	—	234,600
Payments of initial public offering costs	—	(5,594)
Distributions to non-controlling interests	(8,304)	(2,256)
Stock issued under employee stock purchase plan	422	—
Taxes paid related to net share settlement of equity awards	(35)	—
Net cash provided by (used in) financing activities	(23,542)	146,478
Effect of exchange rate changes on cash	(646)	5
Net change in cash and cash equivalents	(1,808)	(7,652)
Cash and cash equivalents balance, beginning of period	25,101	32,753
Cash and cash equivalents balance, end of period	$23,293	$25,101
SUPPLEMENTAL DISCLOSURES:
Cash interest paid	$5,125	$8,222
Cash income taxes paid	$13,190	$8
SUPPLEMENTAL NONCASH INVESTING AND FINANCING DISCLOSURES:
Non-cash issuance of Class B units - non-controlling interest purchase of Oru	$—	$16,486
Non-cash issuance of Class B units - ISLE	$—	$16,494
Non-cash issuance of Class B units - Chubbies	$—	$29,075

Non-GAAP Financial Measures
We report our financial results in accordance with GAAP; however, management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. We use adjusted gross profit, adjusted gross profit margin, free cash flow, adjusted net income, adjusted EPS, adjusted EBITDA and adjusted EBITDA margin non-GAAP financial measures, because we believe they are useful indicators of our operating performance. Our management uses these non-GAAP measures principally as measures of our operating performance and believes that these non-GAAP measures are useful to our investors because they are frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to ours. Our management also uses these non-GAAP measures for planning purposes, including the preparation of our annual operating budget and financial projections.
None of these non-GAAP measures is a measurement of financial performance under GAAP. These non-GAAP measures should not be considered in isolation or as a substitute for a measure of our liquidity or operating performance prepared in accordance with GAAP and are not indicative of net income (loss) from continuing operations as determined under U.S. GAAP. In addition, the exclusion of certain gains or losses in the calculation of non-GAAP financial measures should not be construed as an inference that these items are unusual or infrequent as they may recur in the future, nor should it be construed that our future results will be unaffected by unusual or non-recurring items. These non-GAAP financial measures have limitations that should be considered before using these measures to evaluate our liquidity or financial performance. Some of these limitations are as follows.
These non-GAAP measures exclude certain tax payments that may require a reduction in cash available to us; do not reflect our cash expenditures, or future requirements, for capital expenditures (including capitalized software developmental costs) or contractual commitments; do not reflect changes in, or cash requirements for, our working capital needs; do not reflect the cash requirements necessary to service interest or principal payments on our debt; exclude certain purchase accounting adjustments related to acquisitions; and exclude equity-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy.

In addition, other companies may define and calculate similarly-titled non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. Because of these and other limitations, you should consider our non-GAAP measures only as supplemental to other GAAP-based financial performance measures.

Adjusted Gross Profit and Adjusted Gross Profit Margin

We calculate adjusted gross profit as gross profit excluding the recognition of the fair value write-ups of inventory as a result of the change in control transaction in 2020 and the Oru, ISLE, and Chubbies acquisitions. We calculate adjusted gross profit margin as adjusted gross profit divided by net sales.

Free Cash Flow

We calculate free cash flow as net cash provided by (used in) operating activities, less capital expenditures.

Adjusted Net Income

We calculate adjusted net income as net income (loss) excluding impairment charges, amortization of intangible assets, equity-based compensation expense, inventory fair value write-ups, acquisition-related costs, severance expense, one-time transaction costs, business optimization expenses, management transition costs, business expansion expenses and the tax impact of these adjusting items.

Adjusted EPS

We calculate adjusted EPS as adjusted net income, as defined above, divided by weighted average diluted shares as calculated under U.S. GAAP.

Adjusted EBITDA and Adjusted EBITDA Margin

We calculate adjusted EBITDA as net income (loss) before interest expense, income taxes, and depreciation and amortization expenses, impairment charges, equity-based compensation expense, inventory fair value write-ups, acquisition-related costs, severance expense, one-time transaction costs, business optimization expenses, management transition costs and business expansion expenses. We calculate adjusted EBITDA margin as adjusted EBITDA divided by net sales.

SOLO BRANDS, INC.
Reconciliation of Non-GAAP Financial Information to GAAP
(Unaudited) (In thousands except per share amounts)

The following table reconciles gross profit to adjusted gross profit for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2022	2021	2022	2021
Gross profit	$117,966	$111,723	$318,175	$258,908
Inventory fair value write-up(1)	—	5,463	7,813	12,343
Adjusted gross profit	$117,966	$117,186	$325,988	$271,251

Gross profit margin (Gross profit as a % of net sales)	59.8%	63.3%	61.5%	64.1%

Adjusted gross profit margin (Adjusted gross profit as a % of net sales)	59.8%	66.4%	63.0%	67.2%
(1) Represents the fair market value write-ups of inventory accounted for under ASC 805 related to the 2021 acquisitions and the 2020 change in control transaction.

The following table reconciles net cash provided by (used in) operating activities to free cash flow for the periods presented:

	Year Ended December 31,
(dollars in thousands)	2022	2021
Net cash provided by (used in) operating activities	$32,395	$(10,246)
Capital expenditures	(9,241)	(10,645)
Free cash flow	$23,154	$(20,891)

The following tables reconcile the non-GAAP financial measures to their most comparable GAAP measure for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2022	2021	2022	2021
Net income (loss)	$19,508	$12,413	$(7,620)	$56,495
Impairment charges(1)	—	—	30,589	—
Amortization expense	5,270	4,843	21,018	17,510
Equity-based compensation expense(2)	5,385	6,597	18,598	7,329
Inventory fair value write-ups(3)	—	5,463	7,813	12,343
Acquisition-related costs(4)	515	93	2,186	3,667
Severance expense	(216)	—	1,193	—
Transaction costs(5)	—	4,421	1,070	6,204
Business optimization expense(6)	—	2,898	835	3,121
Management transition costs(7)	—	—	698	—
Business expansion expense(8)	—	1,221	373	1,314
Tax impact of adjusting items(9)	(1,460)	(2,693)	(11,771)	(2,693)
Adjusted net income	$29,002	$35,256	$64,982	$105,290
Adjusted EPS	$0.33	$0.45	$1.07	$1.55

(amounts per share)
Income (loss) per Class A common stock - diluted (GAAP)	$0.18	$0.17	$(0.08)	$0.17
Net income per Class A common share earned by controlling members prior to the Reorganization Transactions	—	(0.08)	—	0.60
Income (loss) per Class A common share - adjusted	0.18	0.09	(0.08)	0.77
Impairment charges(1)	—	—	0.48	—
Amortization expense	0.08	0.08	0.33	0.28
Equity-based compensation expense(2)	0.08	0.10	0.29	0.12
Inventory fair value write-ups(3)	—	0.09	0.12	0.20
Acquisition-related costs(4)	0.01	—	0.03	0.06
Severance expense	—	—	0.02	—
Transaction costs(5)	—	0.07	0.02	0.10
Business optimization expense(6)	—	0.05	0.01	0.05
Management transition costs(7)	—	—	0.01	—
Business expansion expense(8)	—	0.02	0.01	0.02
Tax impact of adjusting items(9)	(0.02)	(0.04)	(0.17)	(0.04)
Adjusted EPS(10)	$0.33	$0.45	$1.07	$1.55

Weighted-average Class A common stock outstanding - diluted	63,712	63,011	63,462	63,011

Net income (loss)	$19,508	$12,413	$(7,620)	$56,495
Interest expense	2,433	2,788	6,271	10,151
Income tax (benefit) expense	4,678	1,902	1,001	2,025
Depreciation and amortization expense	6,398	5,260	24,592	18,228
Impairment charges(1)	—	—	30,589	—
Equity-based compensation expense(2)	5,385	6,597	18,598	7,329
Inventory fair value write-ups(3)	—	5,463	7,813	12,343
Acquisition-related costs(4)	515	93	2,186	3,667
Severance expense	(216)	—	1,193	—
Transaction costs(5)	—	4,421	1,070	6,204
Business optimization expense(6)	—	2,898	835	3,121
Management transition costs(7)	—	—	698	—
Business expansion expense(8)	—	1,221	373	1,314
Adjusted EBITDA	$38,701	$43,056	$87,599	$120,877

Net income (loss) margin (Net income (loss) as a % of net sales)	9.9%	7.0%	(1.5)%	14.0%

Adjusted EBITDA margin (Adjusted EBITDA as a % of net sales)	19.6%	24.4%	16.9%	29.9%
See footnotes on the following page.

(1) Represents trademark and goodwill impairments recorded during the three months ended June 30, 2022.
(2) Represents employee compensation expense associated with equity-based awards. This includes expense associated with the incentive unit awards as well as awards issued on and subsequent to the IPO including options, restricted stock units and performance stock units.
(3) Represents the recognition of fair market value write-ups of inventory accounted for under ASC 805 related to the 2021 acquisitions and the 2020 change in control transaction.
(4) Represents expenses that we do not believe are reflective of our ongoing operations, primarily warehouse and employee transition costs associated with the 2021 acquisitions.
(5) Represents transaction costs primarily related to professional service fees incurred in connection with the IPO and professional service fees incurred for valuations performed in connection with the impairment charges, as well as a one-time sales tax expense reserve.
(6) Represents various start-up and transition costs, including warehouse optimization charges associated with our new global headquarters infrastructure and with new and expanded distribution facilities in Texas, Pennsylvania, and the Netherlands.
(7) Represents costs primarily related to recruiting senior level management, including a new CFO.
(8) Represents costs for expansion into new international and domestic markets.
(9) Represents the tax impact of adjustments calculated at the federal statutory rate of 21% less the portion of the tax impact of the adjustments attributable to noncontrolling interests. We calculated the tax impact of the adjusting items in the three and twelve month periods ended December 31, 2022, as we were a limited liability company. We were not subject to corporate income taxes in the three and twelve month periods ended December 31, 2021.
(10) Adjusted Earnings Per Share (“Adjusted EPS”) is calculated independently for each component and, as such, the total of such components may not sum to Adjusted EPS due to rounding.